                                AMENDMENT NO. 3
                         TO THE PARTICIPATION AGREEMENT

     This Amendment No. 3 to the Participation Agreement ("Amendment No. 3") is entered into as of DECEMBER 1, 2013, by and among Metropolitan Life Insurance Company on behalf of itself and certain of its separate accounts, Legg Mason Partners Variable Equity Trust, Legg Mason Partners Variable Income Trust, Legg Mason Investors Services, LLC, and Legg Mason Partners Fund Advisor, LLC.

     WHEREAS, the parties entered into a Participation Agreement dated January 1, 2009, as amended September 30, 2009 and April 30, 2010 (the "Agreement");

     WHEREAS, the parties desire to amend the list of separate accounts set forth in Schedule A to the Agreement.

     WHEREAS, the parties desire to amend the list of Portfolios set forth in Schedule B to the Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration each of the parties amends the Agreement as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

     2. Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to be executed in their name and on their behalf by and through their duly authorized officers signing below as of the date written above.

                                       METROPOLITAN LIFE INSURANCE COMPANY
                                       (on behalf of the separate accounts and
                                       itself)

                                       By: /s/ Alan C. Leland, Jr.
                                           -------------------------
                                       Name: Alan C. Leland, Jr.
                                       Title: Vice President
                                       Date: 11/26/13

                                       LEGG MASON PARTNERS VARIABLE EQUITY TRUST

                                       By: /s/ Thomas C. Mandia
                                           -------------------------
                                       Name: Thomas C. Mandia
                                       Title: Assistant Secretary
                                       Date: 11/26/13

                                       LEGG MASON PARTNERS VARIABLE INCOME TRUST

                                       By: /s/ Thomas C. Mandia
                                           -------------------------
                                       Name: Thomas C. Mandia
                                       Title: Assistant Secretary
                                       Date: 11/26/13

                                       LEGG MASON PARTNERS FUND ADVISOR, LLC

                                       By: /s/ Thomas C. Mandia
                                           -------------------------
                                       Name: Thomas C. Mandia
                                       Title: Secretary
                                       Date: 11/26/13

                                       LEGG MASON INVESTOR SERVICES, LLC

                                       By: /s/ Michael P. Mattera
                                           -------------------------
                                       Name: Michael P. Mattera
                                       Title: Director
                                       Date: 12/2/13

                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

SEPARATE ACCOUNTS                                                            PRODUCTS
------------------------------------------------------  --------------------------------------------------
Metropolitan Life Separate Account DCVL                 MetLife Group Private Placement Variable Life
                                                        Insurance Policies

Metropolitan Life Separate Account UL                   MetLife Variable Life Insurance Policies (MetFlex)

Metropolitan Life Variable Annuity Separate Account II  Flexible Premium Deferred Variable Annuity,
                                                        Flexible Premium Variable Annuity

Metropolitan Life Separate Account E                    Gold Track Select Annuity

                                   Schedule B
                                   ----------

                    PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                    ----------------------------------------

TRUST NAME                    FUND NAME         CUSIP/CLASS                  12B-1
---------------------  -----------------------  ------------  -----------------------------------
Legg Mason Partners    ClearBridge              52467X203     As per the then current prospectus
Variable Equity Trust  Variable Aggressive      Class I       (currently 0bps)
                       Growth Portfolio

Legg Mason Partners    ClearBridge              52467W858     As per the then current prospectus
Variable Equity Trust  Variable All Cap         Class I       (currently 0bps).
                       Value Portfolio

Legg Mason Partners    ClearBridge              52467W882     As per the then current prospectus
Variable Equity Trust  Variable Appreciation    Class I       (currently 0bps).
                       Portfolio

Legg Mason Partners    ClearBridge              52467W833     As per the then current prospectus
Variable Equity Trust  Variable Equity Income   Class I       (currently 0bps).
                       Portfolio

Legg Mason Partners    ClearBridge              52467X609     As per the then current prospectus
Variable Equity Trust  Variable Large Cap       Class I       (currently 0bps).
                       Growth Portfolio

Legg Mason Partners    ClearBridge              52467M504     As per the then current prospectus
Variable Equity Trust  Variable Large Cap       Class I       (currently 0bps).
                       Value Portfolio

Legg Mason Partners    ClearBridge              52467X708     As per the then current prospectus
Variable Equity Trust  Variable Mid Cap Core    Class I       (currently 0bps).
                       Portfolio

Legg Mason Partners    ClearBridge              52467M843     As per the then current prospectus
Variable Equity Trust  Variable Small Cap       Class I       (currently 0bps).
                       Growth Portfolio

Legg Mason Partners    Legg Mason               52467X880     As per the then current prospectus
Variable Equity Trust  Investment Counsel       Single Class  (currently 0bps).
                       Variable Social
                       Awareness Portfolio

Legg Mason Partners    Western Asset            52467K839     As per the then current prospectus
Variable Income Trust  Variable Global High     Class I       (currently 0bps)
                       Yield Bond Portfolio

Legg Mason Partners    Western Asset            52467K771     As per the then current prospectus
Variable Income Trust  Variable High Income     Single Class  (currently 0bps).
                       Portfolio

Legg Mason Partners    Western Asset            52467K813     As per the then current prospectus
Variable Income Trust  Variable Strategic Bond  Class I       (currently 0bps).
                       Portfolio